Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spirit AeroSystems Holdings, Inc. of our report dated March 2, 2007 relating to the financial statements and related financial statement schedule, which appears in Spirit AeroSystems Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
March 13, 2007